     As Filed With the Securities and Exchange Commission on July 27, 2000

                                                       Registration No. 33-83854
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                          FOOTHILL INDEPENDENT BANCORP
             (Exact name of registrant as specified in its charter)


            DELAWARE                                             95-3815805
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                             510 SOUTH GRAND AVENUE,
                           GLENDORA, CALIFORNIA 91741
                                 (909) 599-9351
              (Address, including zip code, and telephone number,
       including areas code of registrant's principal executive offices)

                                ----------------

            George E. Langley, President and Chief Executive Officer
                          Foothill Independent Bancorp
                             510 South Grand Avenue
                           Glendora, California 91741
                                 (909) 599-9351
(Name, address and telephone number, including area code, of agent for service)


                                    Copy to:
                              Ben A. Frydman, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

        IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [X]

        IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX [ ]

================================================================================

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ITEM 11. MATERIAL CHANGES.

         On July 18, 2000, Foothill Independent Bancorp, a California corporation ("Foothill California") changed its state of incorporation from California to Delaware. This change was effectuated in the following manner:

               (1) On May 3, 2000, Foothill California incorporated a new wholly owned subsidiary in the state of Delaware under the name "Foothill Independent Bancorp, Inc." ("Foothill Delaware").

               (2) On July 18, 2000, Foothill California was merged with and into Foothill Delaware (the "Reincorporation Merger"), pursuant to an Agreement and Plan of Merger dated as of May 4, 2000 (the "Merger Agreement"), pursuant to which (i) Foothill Delaware was the surviving corporation, succeeding by operation of law to all of the assets (including the shares of Common Stock of Foothill California) and all of the liabilities of Foothill California, (ii) each outstanding share of Common Stock of Foothill California was converted into one share of Common Stock of Foothill Delaware and (iii) each option or right to acquire shares of Foothill California Common Stock was converted into an option or right to acquire an equal number of shares of Foothill Delaware Common Stock, under the same terms and conditions as the original options or rights. As a result, each person who was a shareholder or optionholder of Foothill California immediately prior to the effectiveness of the Reincorporation Merger, became a shareholder or optionholder of Foothill Delaware, owning the same number of shares, or options to acquire shares, of Foothill Delaware as he or she had owned of Foothill California. The Merger Agreement and the Reincorporation Merger were approved by the shareholders of Foothill California at the Annual Meeting of shareholders of Foothill California on April 25, 2000, and by the sole stockholder of Foothill Delaware.

         Prior to the Reincorporation Merger, Foothill Delaware had only nominal assets and had not conducted any business. There will be no changes in the management, assets or operations of Foothill or of Foothill Independent Bank, as a result of the Reincorporation Merger, nor will there be any change in the trading symbol of Foothill. In addition, the name of Foothill Delaware was changed to "Foothill Independent Bancorp" in connection with the Reincorporation Merger.

         Pursuant to the Merger Agreement, Foothill Delaware also assumed Foothill California's Dividend Reinvestment Plan, which will provide for the sale or issuance of shares of Foothill Delaware in the future, rather than shares of Foothill California.

         Accordingly, Foothill Delaware hereby adopts this Registration Statement as its own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All references in this Registration Statement to "the Company" shall hereafter refer to Foothill Delaware and all references to the shares of Common Stock of the Company in this Registration Statement shall refer to the shares of Common Stock, par value $.001 per share, of Foothill Delaware, unless the context requires otherwise.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

         The contents of the Foothill California's Registration Statement on Form S-3 (Registration No. 33-83854) (the "Form S-3") are incorporated herein by reference.


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

         The description of the Registrant's Common Stock which is contained in the Registrant's Current Report on Form 8-K, filed with the Commission on July 20, 2000, including any amendment or report filed for purpose of updating such description, is incorporated herein by reference.

ITEM 16. EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

     Number                          Description
     ------                          -----------

  2.1 Agreement and Plan of Merger dated as of May 4, 2000 between the Registrant and Foothill Independent Bancorp, a
          California corporation (incorporated by reference to Exhibit
          2.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on July 20, 2000).

  3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current
          Report on Form 8-K, filed with the Commission on July 20, 2000).

  3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed with the Commission on July 20, 2000).

  4.5 Form of Amended and Restated Rights Agreement by and between the Registrant and ChaseMellon Shareholder Services, LLC (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on July 20, 2000).

  5.1     Opinion of Counsel to the Registrant re: Legality.

 23.1     Consent of Counsel to the Registrant (included in Exhibit 5.1).

 23.2 Consent of Vavrinek, Trine, Day & Co., LLP, independent accountants.

 24.1     Power of Attorney.*

 28.1     Form of Authorization Card.*

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* Previously filed.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendora, State of California, on this 26th day of July, 2000.


                                       FOOTHILL INDEPENDENT BANCORP


                                       By: /s/ George E. Langley
                                           -------------------------------------
                                           George E. Langley
                                           President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 as been signed by the following persons in the capacities and on the date indicated.


        Signature                            Title                         Date
        ---------                            -----                         ----
/s/ George E. Langley              President, Chief Executive          July 26, 2000
-------------------------------    Officer and Director (Principal
    George E. Langley              Executive Officer)


/s/ Carol Ann Graf                 Chief Financial Officer             July 26, 2000
-------------------------------    (Principal Financial and
    Carol Ann Graf                 Principal Accounting Officer)


/s/ William V. Landecena           Chairman of the Board and Director  July 26, 2000
-------------------------------
    William V. Landecena


/s/ Richard Galich                 Director                            July 26, 2000
-------------------------------
    Richard Galich


/s/ George Sellers                 Director                            July 26, 2000
-------------------------------
    George Sellers


/s/ Max E. Williams                Director                            July 26, 2000
-------------------------------
    Max E. Williams


                        (signatures continued next page)

                                      S-1

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

        Signature                            Title                         Date
        ---------                            -----                         ----
/s/ O. L. Mestad                   Director                            July 26, 2000
-------------------------------
    O. L. Mestad


/s/ Donna L. Miltenberger          Executive Vice President and        July 26, 2000
-------------------------------    Director
    Donna L. Miltenberger



                                      S-2

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                                  EXHIBIT INDEX

Exhibit
Number                          Description
-------                         -----------

  2.1 Agreement and Plan of Merger dated as of May 4, 2000 between the Registrant and Foothill Independent Bancorp, a
          California corporation (incorporated by reference to Exhibit
          2.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on July 20, 2000).

  3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current
          Report on Form 8-K, filed with the Commission on July 20, 2000).

  3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed with the Commission on July 20, 2000).

  4.5 Form of Amended and Restated Rights Agreement by and between the Registrant and ChaseMellon Shareholder Services, LLC (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on July 20, 2000).

  5.1     Opinion of Counsel to the Registrant re: Legality.

 23.1     Consent of Counsel to the Registrant (included in Exhibit 5.1).

 23.2 Consent of Vavrinek, Trine, Day & Co., LLP, independent accountants.

 24.1     Power of Attorney.*

 28.1     Form of Authorization Card.*

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(*) Previously filed.